CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the Chief Executive Officer the Chief Financial Officer

or the Chief Operating Officer of Galectin Therapeutics Inc

the Company to execute and file on the undersigneds behalf

all Forms 3 4 and 5 including any amendments thereto that

the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of the Company  The authority of the

Chief Executive Officer the Chief Financial Officer or the Chief

Operating Officer of the Company under this Statement shall continue until the undersigned is no longer required to file Forms 3 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Company unless earlier revoked in writing  The undersigned acknowledges that the Chief Executive Officer the

Chief Financial Officer or the Chief Operating Officer of the

Company is not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934

Dated as of  July 9 2013

   s Rod D Martin

Signature

Rod D Martin

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